UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (date of earliest event reported): September 11, 2006

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (417) 879-3326

Not Applicable

Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2006, Decorize, Inc., a Delaware corporation (the “Company”), issued a promissory note (the “Note”), payable to the order of Quest Capital Alliance II, L.L.C. (the “Lender”), in the original principal amount of $750,000. The Lender charged a $41,250 origination fee in connection with the loan, and discounted the principal amount funded to the Company under the Note by the amount of the origination fee. Stephen W. Fox, who is the general manager of the Lender, is also a director of the Company.

Interest on the outstanding principal under the Note accrues commencing on January 9, 2007, at a rate of (i) eighteen percent (18%) per annum, if the Note is paid in full during the period commencing January 9, 2007 and ending on February 12, 2007, or (ii) twenty-one percent (21%) per annum, if the Note is paid in full during the period commencing on February 13, 2007 and ending on March 15, 2007. The Note matures, and all outstanding principal and accrued interest is due and payable in full, on the earliest of (i) the date the Company has delivered invoices to customers related to certain Company purchase orders identified by the Company and the Lender, or (ii) March 15, 2007. The default interest rate is equal to twenty-one percent (21%) per annum.

The Note is secured by a security interest in the Company’s inventory and proceeds from inventory pursuant to the terms and conditions of a Commercial Security Agreement (the “Security Agreement”) entered into between the Company and Lender on September 11, 2006. The Security Agreement provides that upon an event of default, the Lender may accelerate the indebtedness owed under the Note, assemble and sell the collateral, have a receiver appointed to take possession of any or all of the collateral, collect remedies, obtain a deficiency judgment, and exercise all other rights and remedies available to the Lender.

The procceds from the note will be used to provide inventory deposits to our manufacturers in Asia. The deposits will secure the production capacity required to fulfill a $3.0 million purchase order recently received from a prominent U.S. furniture manufacturer. Furthermore, a portion of the proceeds from the Note were used to pay off the $75,000 promissory note issued by the Company to the Lender on August 17, 2006, which was attached as Exhibit 10.1 to the Company's Current report on form 8-K filed with the Securities and Exchange Commission on August 23, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the Company's response to Item 1.01, which is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1	Promissory Note, dated September 11, 2006 in the principal amount of $750,000, issued by Decorize, Inc. and payable to the order of Quest Capital Alliance II, L.L.C.

Exhibit 10.2	Commercial Security Agreement between Decorize, Inc. and Quest Capital Alliance II, L.L.C., dated September 11, 2006.

Exhibit 10.3	Promissory Note, dated August 17, 2006 in the principal amount of $75,000, issued by Decorize, Inc. and payable to the order of Quest Capital Alliance II, L.L.C. *

* Incorporated by reference from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: September 15, 2006	By:	/s/ Brent Olson
Brent Olson
Vice President and Treasurer

Exhibit Index

Exhibit 10.1	Promissory Note, dated September 11, 2006 in the principal amount of $750,000, issued by Decorize, Inc. and payable to the order of Quest Capital Alliance II, L.L.C.

Exhibit 10.2	Commercial Security Agreement between Decorize, Inc. and Quest Capital Alliance II, L.L.C., dated September 11, 2006.

Exhibit 10.3	Promissory Note, dated August 17, 2006 in the principal amount of $75,000, issued by Decorize, Inc. and payable to the order of Quest Capital Alliance II, L.L.C. *

* Incorporated by reference from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2006.